Exhibit 99.1

Fortune Brands Home & Security Grows Sales and Profit in Third Quarter, Raises Annual Outlook for EPS

Highlights:

  Q3 2012 net sales increase 7 percent year-over-year to $909 million
  Diluted EPS $0.24, diluted EPS before charges/gains increases 45 percent to $0.29 vs. $0.20 in prior-year quarter
  Company raises full-year 2012 outlook for diluted EPS before charges/gains to $0.86 - $0.88

DEERFIELD, Ill.--(BUSINESS WIRE)--October 23, 2012--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced results for the third quarter of 2012.

Net sales were $909 million, an increase of 7 percent over the third quarter of 2011. Diluted earnings per share were $0.24 vs. $0.01 in the prior year quarter. Net charges were $0.14 lower than the third quarter of 2011.

Diluted EPS before charges/gains was $0.29 vs. $0.20 in the prior year quarter, a 45 percent increase.

Operating income was $60.6 million, an increase of $39.8 million over the prior-year quarter. Operating income before charges/gains was $72.9 million, up 34 percent year-over-year.

“We had another very good quarter. We had broad strength in our businesses as expected, with sales growth in each of our segments,” said Chris Klein, chief executive officer, Fortune Brands Home & Security, Inc. “We achieved this success as the market for our products continued to improve, with double-digit growth in new housing construction and moderate improvement in spending for home repairs and remodeling.”

For each segment in the third quarter 2012, compared to the prior-year quarter:

  Kitchen & Bath Cabinetry net sales were up 6 percent, with operating income of $1.5 million vs. $7.8 million, and operating income before charges/gains of $13.1 million, up 64 percent. Growth came from product line expansion amid strength in new construction as well as a more modest pick-up in remodeling activity.
  Plumbing & Accessories net sales were up 12 percent, with gains continuing in the U.S. wholesale business, as well as success in international markets, especially China.
  Advanced Material Windows & Door Systems net sales were up 7 percent, with operating income of $9.2 million, up from a loss of $0.3 million, and operating income before charges/gains increasing to $6.2 million, up from $1.9 million, primarily on door sales growth in the wholesale channel.
  Security & Storage net sales were up 2 percent, with security product sales growing at a mid-single-digit rate driven by growth in U.S. retail and global safety products.

“Our Cabinet sales grew nicely in the quarter, and our continued discipline on promotions coupled with our improving supply chain efficiencies resulted in a sharp year-over-year increase in operating income before charges/gains. Our Plumbing segment continued to capitalize on strength in the new construction market, thanks to our market-leading share with builders and wholesalers. Windows & Door segment sales benefited from the broadening of our distribution in doors and our strength in new construction, and profits improved as expected. Broader product placement, innovation and continued demand for global safety solutions led to gains in the Security & Storage segment,” Klein said.

“This was another successful quarter for us. Our results reflect the growth in new construction, thanks to the work we’ve done over the last several years to position ourselves for a recovering market. Our teams are executing well and delivering results that are meeting or exceeding expectations we laid out for ourselves one year ago when we spun off from Fortune Brands. It has been an exciting first year as an independent company, and we believe our solid capital structure, strong brands, compelling product innovation and operational excellence will enable us to perform well in the future,” Klein said.

“We improved upon our sound balance sheet,” said Lee Wyatt, senior vice president and chief financial officer. “As of September 30, 2012, cash was $216 million, and debt was down to $345 million with nothing outstanding on our $650 million revolving credit facility. Our net debt-to-EBITDA before charges/gains ratio is 0.4 times.”

Company Raises EPS Outlook for 2012

For the full year, the Company’s assumption for the growth rate of the market for its U.S. home products remains mid-single digits, as new construction continued to show strength in the third quarter. At the same time, there was a more modest increase in repair & remodel business. The Company continues to expect its full-year 2012 net sales to increase at a high-single-digit rate.

“As we indicated last quarter, we expect our full-year sales to grow high single digits, but based on continuing unevenness in repair & remodel and due to our disciplined approach to pursuing sales growth that is also profitable, we believe our results will be in the lower end of that range,” Klein said.

The Company is raising its full-year 2012 outlook for diluted EPS before charges/gains to $0.86 - $0.88. This targeted range compares to 2011 diluted EPS before charges/gains of $0.60.

“Our results in 2012 show that we can pursue and secure profitable business, and we plan to continue this momentum for the rest of the year and beyond. We remain confident in our ability to deliver on our outlook and outperform the market no matter the pace of the recovery,” Klein said.

The Company increased its free cash flow outlook for 2012 to be in excess of $275 million. “Our balance sheet and free cash flow continue to strengthen, helping to provide future opportunities to drive incremental returns for shareholders,” Wyatt said.

About Fortune Brands Home & Security, Inc.

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s trusted brands include Master Lock security products, MasterBrand cabinets, Moen faucets, Simonton windows and Therma-Tru entry door systems. FBHS holds market leadership positions in all of its segments. The Company’s more than 16,000 associates generated more than $3.3 billion in net sales in 2011. FBHS is part of the S&P MidCap 400 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. These factors include those in Item 1A of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date hereof.

Use of non-GAAP financial information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, net charges, net debt-to-EBITDA before charges/gains ratio, operating income before charges/gains, and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$329.7	$310.7	6.1	$987.1	$954.6	3.4
Plumbing & Accessories	278.2	249.1	11.7	804.2	704.7	14.1
Advanced Material Windows & Door Systems	158.4	148.2	6.9	431.4	399.2	8.1
Security & Storage	142.8	140.0	2.0	420.5	394.0	6.7
Total Net Sales	$909.1	$848.0	7.2	$2,643.2	$2,452.5	7.8

Operating Income (Loss) Before Charges/Gains(a)
Kitchen & Bath Cabinetry	$13.1	$8.0	63.8	$27.7	$21.5	28.8
Plumbing & Accessories	48.5	38.7	25.3	127.5	98.8	29.0
Advanced Material Windows & Door Systems	6.2	1.9	226.3	(0.1)	(6.7)	98.5
Security & Storage	20.8	20.0	4.0	53.7	45.7	17.5
Corporate expense	(15.7)	(14.4)	(9.0)	(42.3)	(40.4)	(4.7)
Total Operating Income Before Charges/Gains	$72.9	$54.2	34.5	$166.5	$118.9	40.0

Earnings Per Share Before Charges/Gains(b)
Diluted	$0.29	$0.20	45.0	$0.66	$0.44	50.0

EBITDA Before Charges/Gains(c)	$96.0	$77.5	23.9	$236.4	$191.9	23.2

(a) Operating income (loss) before charges/gains is operating income derived in accordance with U.S. generally accepted accounting principles ("GAAP") including estimated incremental standalone corporate expenses for 2011 periods and excluding restructuring and other charges, business separation costs, income from a contingent acquisition consideration adjustment and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies. A reconciliation to operating income, the most comparable GAAP measure, is included in subsequent tables.

(b) Diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains for the three and nine months ended September 30, 2011 have also been adjusted to reflect an adjusted pro forma effective tax rate of 35%, capital structure changes that reflect the borrowing arrangements and debt level of the Company as of October 4, 2011, the 1:1 share distribution resulting from the spin-off of the Company from Fortune Brands, Inc., estimated incremental standalone corporate expenses for 2011 periods and business separation costs. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies. A reconciliation to diluted EPS, the most closely comparable GAAP measure, is included in subsequent tables.

(c) EBITDA before charges/gains is net income derived in accordance with GAAP including estimated incremental standalone corporate expenses for 2011 periods and excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, business separation costs, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, related party interest expense, net, external interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies. A reconciliation to net income, the most closely comparable GAAP measure, is included in subsequent tables.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	September 30,	December 31,
	2012	2011

Assets
Current assets
Cash and cash equivalents	$216.1	$120.8
Accounts receivable, net	407.1	346.1
Inventories	392.3	336.3
Other current assets	122.9	150.3
Total current assets	1,138.4	953.5

Property, plant and equipment, net	497.8	525.8
Goodwill resulting from business acquisitions	1,368.4	1,366.6
Other intangible assets, net of accumulated amortization	698.1	702.9
Other assets	81.8	89.1
Total assets	$3,784.5	$3,637.9

Liabilities and Equity
Current liabilities
Notes payable to banks	$5.3	$3.8
Current portion of long-term debt	-	17.5
Accounts payable	253.5	260.7
Other current liabilities	339.0	315.8
Total current liabilities	597.8	597.8

Long-term debt	339.3	389.3
Deferred income taxes	205.0	204.1
Accrued defined benefit plans	229.9	248.2
Other non-current liabilities	78.2	74.0
Total liabilities	1,450.2	1,513.4

Stockholders' equity	2,330.9	2,120.8
Noncontrolling interests	3.4	3.7
Total equity	2,334.3	2,124.5
Total liabilities and equity	$3,784.5	$3,637.9

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Operating Activities
Net Income	$101.1	$36.3
Depreciation and amortization	79.0	76.0
Deferred income taxes	5.6	3.4
Other noncash items	17.4	11.8
Changes in assets and liabilities, net	(83.7)	(104.5)
Net cash provided by operating activities	$119.4	$23.0

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(33.4)	$(38.0)
Acquisitions, net of cash acquired	-	(6.0)
Other investing activities	(5.0)	-
Net cash used in investing activities	$(38.4)	$(44.0)

Net cash provided by financing activities	$11.2	$88.9

Effect of foreign exchange rate changes on cash	3.1	(1.0)

Net increase in cash and cash equivalents	$95.3	$66.9
Cash and cash equivalents at beginning of period	120.8	60.7
Cash and cash equivalents at end of period	$216.1	$127.6

FREE CASH FLOW	Nine Months Ended September 30,		2012 Full Year
	2012	2011	Target

Free Cash Flow (a)	$166.6	$(15.0)	In excess of	$275
Add:
Capital expenditures	46.0	41.4		80
Less:
Proceeds from the sale of assets	12.6	3.4		15
Proceeds from the exercise of stock options	80.6	-		85
Cash Flow From Operations (GAAP)	$119.4	$23.0	In excess of	$255
(a) Free cash flow is cash flow from operations calculated in accordance with GAAP less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment) plus proceeds from the exercise of stock options. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change

Net Sales	$909.1	$848.0	7.2	$2,643.2	$2,452.5	7.8

Cost of products sold	606.8	592.2	2.5	1,776.7	1,695.1	4.8

Selling, general
and administrative expenses	236.2	228.0	3.6	699.6	648.4	7.9

Amortization of intangible assets	2.4	3.5	(31.4)	8.6	11.0	(21.8)

Restructuring charges	3.1	1.1	181.8	4.1	1.8	127.8

Business separation costs	-	2.4	(100.0)	-	2.4	(100.0)

Operating Income	60.6	20.8	191.3	154.2	93.8	64.4

Related party interest expense, net	-	0.2	(100.0)	-	23.2	(100.0)

External interest expense (income)	2.0	(0.1)	(4,100.0)	6.6	0.2	2,673.1

Other (income) expense, net	(0.8)	1.8	(143.5)	(0.6)	1.9	(131.3)

Income before income taxes	59.4	18.9	215.0	148.2	68.5	116.5

Income tax provision	19.2	16.4	17.1	47.1	32.2	46.3

Net Income	$40.2	$2.5	1,532.8	$101.1	$36.3	178.8

Less: Noncontrolling interests	0.2	0.3	(33.3)	0.8	0.9	(11.1)

Net Income attributable to
Fortune Brands Home & Security	$40.0	$2.2	1,750.1	$100.3	$35.4	183.6

Earnings Per Common Share, Diluted(a):
Net Income	$0.24	$0.01	2,300.0	$0.61	$0.23	165.2

Diluted Average Shares Outstanding(a)	167.0	155.1	7.7	165.1	155.1	6.5

(a) Diluted earnings per common share and the average number of shares of common stock outstanding in the three and nine months ended September 30, 2011 were retrospectively restated adjusting the number of shares of Fortune Brands Home & Security, Inc. common stock using the number of shares of common stock outstanding as of September 27, 2011. In the periods prior to the spin-off of Fortune Brands Home & Security, Inc. from Fortune Brands, Inc., the same number of shares was used to calculate diluted earnings per share since no Fortune Brands Home & Security, Inc. stock-based awards were outstanding at that time.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$329.7	$310.7	6.1	$987.1	$954.6	3.4
Plumbing & Accessories	278.2	249.1	11.7	804.2	704.7	14.1
Advanced Material Windows & Door Systems	158.4	148.2	6.9	431.4	399.2	8.1
Security & Storage	142.8	140.0	2.0	420.5	394.0	6.7
Total Net Sales	$909.1	$848.0	7.2	$2,643.2	$2,452.5	7.8

Operating Income (Loss)
Kitchen & Bath Cabinetry	$1.5	$7.8	(80.8)	$14.1	$20.9	(32.5)
Plumbing & Accessories	48.5	38.6	25.6	127.5	98.9	28.9
Advanced Material Windows & Door Systems	9.2	(0.3)	3,166.7	4.4	(9.6)	145.8
Security & Storage	20.8	20.0	4.0	54.2	45.7	18.6
Corporate Expenses(a)	(19.4)	(45.3)	57.2	(46.0)	(62.1)	25.9
Total Operating Income (GAAP)	$60.6	$20.8	191.3	$154.2	$93.8	64.4

OPERATING INCOME (LOSS) BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (Loss) Before Charges/Gains(b)
Kitchen & Bath Cabinetry	$13.1	$8.0	63.8	$27.7	$21.5	28.8
Plumbing & Accessories	48.5	38.7	25.3	127.5	98.8	29.0
Advanced Material Windows & Door Systems	6.2	1.9	226.3	(0.1)	(6.7)	98.5
Security & Storage	20.8	20.0	4.0	53.7	45.7	17.5
Corporate expenses	(15.7)	(14.4)	(9.0)	(42.3)	(40.4)	(4.7)

Total Operating Income Before Charges/Gains	72.9	54.2	34.5	166.5	118.9	40.0
Restructuring and other charges(c)	(8.6)	(2.5)	(242.6)	(10.6)	(3.4)	(211.4)
Contingent acquisition consideration adjustment (d)	-	-	-	2.0	-	100.0
Standalone corporate costs(e)	-	3.8	(100.0)	-	13.8	(100.0)
Business separation costs (f)	-	(2.4)	100.0	-	(2.4)	100.0
Defined benefit plan actuarial losses (g)	(3.7)	(32.3)	88.5	(3.7)	(33.1)	88.8
Total Operating Income (GAAP)	$60.6	$20.8	191.3	$154.2	$93.8	64.4

(a) For 2011, corporate expenses include allocations of certain Fortune Brands, Inc. general corporate expenses incurred directly by Fortune Brands, Inc. These allocated expenses include costs associated with legal, finance, treasury, accounting, internal audit and general management services. They also include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(b) Operating income (loss) before charges/gains is operating income derived in accordance with GAAP including estimated incremental standalone corporate expenses for 2011 periods and excluding restructuring and other charges, business separation costs, income from a contingent acquisition consideration adjustment and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs; "other charges" represent charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines and accelerated depreciation resulting from the closure of facilities and gains or losses associated with the sale of closed facilities.

(d) Represents gain attributable to reduction of estimated liability for contingent consideration associated with a business acquisition.

(e) The Company estimates that it would have incurred $3.8 million and $13.8 million of incremental corporate expenses if it had functioned as an independent standalone public company for the three months and nine months ended September 30, 2011.

(f) Business separation costs are costs related to non-cash non-recurring costs associated with the modification of share-based compensation awards as a result of the spin-off of FBHS from Fortune Brands, Inc.

(g) Represents actuarial losses associated with our defined benefit plans.

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION
Diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains for the three and nine months ended September 30, 2011 have also been adjusted to reflect an adjusted pro forma effective tax rate of 35%, capital structure changes that reflect the borrowing arrangements and debt level of the Company as of October 4, 2011, the 1:1 share distribution resulting from the spin-off of the Company from Fortune Brands, Inc., estimated incremental standalone corporate expenses, and business separation costs. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

For the third quarter of 2012, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $8.6 million ($5.7 million after tax or $0.04 per diluted share) of restructuring and other charges and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans of $3.7 million ($2.4 million after tax or $0.01 per diluted share).

For the nine months ended September 30, 2012, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $10.6 million ($7.0 million after tax or $0.04 per diluted share) of restructuring and other charges, income from a contingent acquisition consideration adjustment of $2.0 million ($1.3 million after tax) and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans of $3.7 million ($2.4 million after tax or $0.01 per diluted share).

For the third quarter of 2011, diluted EPS before charges/gains is net income calculated on a diluted per-share basis adjusted to reflect estimated incremental standalone corporate costs of $3.8 million ($2.4 million after tax or $0.01 per diluted share), capital structure changes of $2.9 million ($1.8 million after tax or $0.01 per diluted share) and an adjusted pro forma tax rate adjustment of $10.3 million ($0.06 per diluted share), and excludes $2.5 million ($1.6 million after tax or $0.01 per diluted share) of restructuring and other charges, business separation costs of $2.4 million ($1.7 million after tax or $0.01 per diluted share) and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans of $32.3 million ($20.2 million after tax or $0.13 per diluted share).

For the nine months ended September 30, 2011, diluted EPS before charges/gains is net income calculated on a diluted per-share basis adjusted to reflect estimated incremental standalone corporate costs of $13.8 million ($8.6 million after tax or $0.05 per diluted share), capital structure changes of $14.4 million ($8.9 million after tax or $0.06 per diluted share) and an adjusted pro forma tax rate adjustment of $8.9 million ($0.06 per diluted share), and excludes $3.4 million ($2.3 million after tax or $0.01 per diluted share) of restructuring and other charges, business separation costs of $2.4 million ($1.7 million after tax or $0.01 per diluted share) and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans of $33.1 million ($20.7 million after tax or $0.13 per diluted share).

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change

Earnings Per Common Share - Diluted
EPS Before Charges/Gains	$0.29	$0.20	45.0	$0.66	$0.44	50.0

Restructuring and other charges	(0.04)	(0.01)	(300.0)	(0.04)	(0.01)	(300.0)
Contingent acquisition consideration adjustment	-	-	-	-	-	-
Standalone corporate costs	-	0.01	(100.0)	-	0.05	(100.0)
Capital structure change	-	0.01	(100.0)	-	(0.06)	100.0
Business separation costs	-	(0.01)	100.0	-	(0.01)	100.0
Adjusted pro forma tax rate adjustment	-	(0.06)	100.0	-	(0.06)	100.0
Defined benefit plan actuarial losses	(0.01)	(0.13)	92.3	(0.01)	(0.13)	92.3
Impact of adjusted pro forma diluted shares outstanding	-	-	-	-	0.01	(100.0)

Diluted EPS (GAAP)	$0.24	$0.01	2,300.0	$0.61	$0.23	165.2

RECONCILIATION OF FULL YEAR 2012 EARNINGS GUIDANCE TO GAAP

For the full year, the Company is targeting diluted EPS before charges/gains to be in the range of $0.86 to $0.88 per share. On a GAAP basis, the Company is targeting diluted EPS to be in the range of $0.80 to $0.83 per share. In addition, on a GAAP basis, based on current relevant interest rate benchmarks and year-to-date pension asset returns the Company may incur additional defined benefit plan net actuarial losses in the range of $0.10 to $0.15 per share in the fourth quarter of 2012 due to declining discount rates since December 31, 2011, the last remeasurement date. Any actuarial loss will be based upon spot discount rates as of December 31, 2012 and our full year 2012 pension asset returns and may differ materially from this estimate. A 25 basis point change in our discount rate impacts our defined benefit liabilities by approximately $25 million.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

2011 DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION
For the year ended December 31, 2011, diluted EPS before charges/gains is net income (loss) calculated on a diluted per-share basis adjusted to reflect the actual number of diluted shares of the Company as of December 31, 2011 of 160.7 million, estimated incremental standalone corporate costs of $13.8 million ($8.6 million after tax or $0.05 per diluted share), an adjusted pro forma effective tax rate adjustment of $12.0 million ($0.07 per share) to reflect an effective tax rate of 35%, capital structure changes that reflect the borrowing arrangements and debt level of the Company as of October 4, 2011 of $14.4 million ($8.9 million after tax or $0.06 per diluted share), and excludes restructuring and other charges of $20.0 million ($12.5 million after tax or $0.08 per diluted share), business separation costs of $2.4 million ($1.7 million after tax or $0.01 per diluted share), asset impairment charges of $90.0 million ($55.3 million after tax or $0.35 per diluted share) and the impact of income and expenses from actuarial gains or losses associated with our defined benefit plans of $80.0 million ($49.9 million after tax or $0.31 per diluted share).

Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

	Twelve Months Ended
	December 31, 2011
Earnings Per Common Share - Diluted
EPS Before Charges/Gains	$ 0.60

Restructuring and other charges	(0.08)
Standalone corporate costs	0.05
Capital structure change	(0.06)
Business separation costs	(0.01)
Adjusted pro forma tax rate adjustment	(0.07)
Asset impairment charges	(0.35)
Defined benefit plan actuarial losses		(0.31)

Diluted EPS (GAAP)	$ (0.23)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO GAAP NET INCOME

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change

EBITDA BEFORE CHARGES/GAINS	$96.0	$77.5	23.9	$236.4	$191.9	23.2

Depreciation (a)	$(19.9)	$(21.6)	7.9	$(60.7)	$(63.9)	5.0
Amortization of intangible assets	(2.4)	(3.5)	31.4	(8.6)	(11.0)	21.8
Restructuring and other charges	(8.6)	(2.5)	(242.6)	(10.6)	(3.4)	(211.4)
Contingent acquisition consideration adjustment	-	-	-	2.0	-	100.0
Business separation costs	-	(2.4)	100.0	-	(2.4)	100.0
Related party interest expense, net	-	(0.2)	100.0	-	(23.2)	100.0
External interest expense (income)	(2.0)	0.1	(4,100.0)	(6.6)	(0.2)	(2,673.1)
Standalone corporate expenses	-	3.8	(100.0)	-	13.8	(100.0)
Defined benefit plan actuarial losses	(3.7)	(32.3)	88.5	(3.7)	(33.1)	88.8
Income tax provision	(19.2)	(16.4)	(17.1)	(47.1)	(32.2)	(46.3)

Net Income	$40.2	$2.5	1,532.8	$101.1	$36.3	178.8
Noncontrolling interests	(0.2)	(0.3)	33.3	(0.8)	(0.9)	11.1
Net income attributable to Home & Security	$40.0	$2.2	1,750.1	$100.3	$35.4	183.6

EBITDA before charges/gains is net income derived in accordance with GAAP including estimated incremental standalone corporate expenses for 2011 periods and excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, business separation costs, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, related party interest expense, net, external interest expense (income), and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(a) Depreciation excludes accelerated depreciation of $9.2 million and $9.7 million for the three and nine months ended September 30, 2012, respectively, and $1.1 million for the three and nine months ended September 30, 2011. Accelerated depreciation is included in restructuring and other charges.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended September 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

					Defined
		Restructuring	Standalone	Business	benefit plan	Capital	Pro forma	Before
	GAAP	and other	corporate	separation	actuarial	structure	tax rate	Charges/Gains
	(unaudited)	charges	costs	costs	losses	change	adjustment	(Non-GAAP)

2012	THIRD QUARTER

Net Sales	$909.1	-	-	-	-	-	-

Cost of products sold	606.8	(5.5)	-	-	(1.5)	-	-
Selling, general & administrative expenses	236.2	-	-	-	(2.2)	-	-
Amortization of intangible assets	2.4	-	-	-	-	-	-
Restructuring charges	3.1	(3.1)	-	-	-	-	-

Operating Income	60.6	8.6	-	-	3.7	-	-	72.9

External interest expense	2.0	-	-	-	-	-	-
Other income, net	(0.8)	-	-	-	-	-	-
Income before income taxes	59.4	8.6	-	-	3.7	-	-	71.7

Income taxes	19.2	2.9	-	-	1.3	-	-

Net Income	$40.2	5.7	-	-	2.4	-	-	48.3

Less: Noncontrolling interests	0.2	-	-	-	-	-	-

Net Income attributable to Fortune Brands Home & Security, Inc.	$40.0	5.7	-	-	2.4	-	-	48.1

Average Diluted Shares Outstanding	167.0							167.0

Diluted EPS	0.24							0.29

2011

Net Sales	$848.0	-	-	-	-	-	-

Cost of products sold	592.2	(1.4)	-	-	(17.0)	-	-
Selling, general & administrative expenses	228.0	-	3.8	-	(15.3)	-	-
Amortization of intangible assets	3.5	-	-	-	-	-	-
Restructuring charges	1.1	(1.1)	-	-	-	-	-
Business separation costs	2.4	-	-	(2.4)	-	-	-

Operating Income	20.8	2.5	(3.8)	2.4	32.3	-	-	54.2

Related party interest expense, net	0.2	-	-	-	-	2.9	-
External interest income	(0.1)	-	-	-	-	-	-
Other expense, net	1.8	-	-	-	-	-	-
Income before income taxes	18.9	2.5	(3.8)	2.4	32.3	(2.9)	-	49.4

Income taxes	16.4	0.9	(1.4)	0.7	12.1	(1.1)	(10.3)

Net Income	$2.5	1.6	(2.4)	1.7	20.2	(1.8)	10.3	$32.1

Less: Noncontrolling interests	0.3	-	-	-	-	-	-

Net Income attributable to Fortune Brands Home & Security, Inc.	$2.2	1.6	(2.4)	1.7	20.2	(1.8)	10.3	$31.8

Average Diluted Shares Outstanding	155.1							159.4

Diluted EPS	0.01							0.20

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Nine Months Ended September 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

			Contingent			Defined
		Restructuring	acquisition	Standalone	Business	benefit plan	Capital	Pro forma	Before
	GAAP	and other	consideration	corporate	separation	actuarial	structure	tax rate	Charges/Gains
	(unaudited)	charges	adjustment	costs	costs	losses	change	adjustment	(Non-GAAP)

2012	YEAR TO DATE

Net Sales	$2,643.2	-	-	-	-	-	-	-

Cost of products sold	1,776.7	(6.5)	-	-	-	(1.5)	-	-
Selling, general & administrative expenses	699.6	-	2.0	-	-	(2.2)	-	-
Amortization of intangible assets	8.6	-	-	-	-	-	-	-
Restructuring charges	4.1	(4.1)	-	-	-	-	-	-

Operating Income	154.2	10.6	(2.0)	-	-	3.7	-	-	166.5

External interest expense	6.6	-	-	-	-	-	-	-
Other income, net	(0.6)	-	-	-	-	-	-	-
Income before income taxes	148.2	10.6	(2.0)	-	-	3.7	-	-	160.5

Income taxes	47.1	3.6	(0.7)	-	-	1.3	-	-

Net Income	$101.1	7.0	(1.3)	-	-	2.4	-	-	$109.2

Less: Noncontrolling interests	0.8	-	-	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$100.3	7.0	(1.3)	-	-	2.4	-	-	$108.4

Average Diluted Shares Outstanding	165.1								165.1

Diluted EPS	0.61								0.66

2011

Net Sales	$2,452.5	-	-	-	-	-	-	-

Cost of products sold	1,695.1	(1.6)	-	-	-	(17.1)	-	-
Selling, general & administrative expenses	648.4	-	-	13.8	-	(16.0)	-	-
Amortization of intangible assets	11.0	-	-	-	-	-	-	-
Restructuring charges	1.8	(1.8)	-	-	-	-	-	-
Business separation costs	2.4	-	-	-	(2.4)	-	-	-

Operating Income	93.8	3.4	-	(13.8)	2.4	33.1	-	-	118.9

Related party interest expense, net	23.2	-	-	-	-	-	(14.4)	-
External interest expense	0.2	-	-	-	-	-	-	-
Other expense, net	1.9	-	-	-	-	-	-	-
Income before income taxes	68.5	3.4	-	(13.8)	2.4	33.1	14.4	-	108.0

Income taxes	32.2	1.1	-	(5.2)	0.7	12.4	5.5	(8.9)

Net Income	$36.3	2.3	-	(8.6)	1.7	20.7	8.9	8.9	$70.2

Less: Noncontrolling interests	0.9	-	-	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$35.4	2.3	-	(8.6)	1.7	20.7	8.9	8.9	$69.3

Average Diluted Shares Outstanding	155.1								158.9

Diluted EPS	0.23								0.44

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF SEGMENT OPERATING INCOME BEFORE CHARGES/GAINS TO GAAP OPERATING INCOME (LOSS)
(In millions)
(unaudited)

	For the three month period ended
	September 30, 2012	September 30, 2011	$ change	% change
KITCHEN & BATH CABINETRY
Operating income before charges/gains(a)	$13.1	$8.0	$5.1	63.8
Restructuring charges	(2.6)	(0.4)	(2.2)	(558.2)
Other charges (b)
Cost of products sold	(9.0)	0.2	(9.2)	(5,272.4)
Operating income (GAAP)	$1.5	$7.8	$(6.3)	(80.8)

ADVANCED MATERIAL WINDOWS & DOOR SYSTEMS
Operating income before charges/gains(a)	$6.2	$1.9	$4.3	226.3
Restructuring charges	(0.5)	(0.7)	0.2	29.5
Other charges (b)
Cost of products sold	3.5	(1.5)	5.0	337.8
Operating income (loss) (GAAP)	$9.2	$(0.3)	$9.5	3,166.7

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Other charges represents charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines and accelerated depreciation resulting from the closure of facilities and gains or losses associated with the sale of closed facilities.

CONTACT:
Fortune Brands Home & Security, Inc.
MEDIA CONTACT:
Gary Ross
847-484-4456
gary.ross@FBHS.com
or
INVESTOR CONTACT:
Brian Lantz
847-484-4574
brian.lantz@FBHS.com